Exhibit 107
Calculation of Filing Fee Table
FORM
S-3
(Form Type)
Northwest Natural Holding Company
Northwest Natural Gas Company
(Exact Name of Registrants as Specified in their Charters)
Table 1: Newly Registered Securities and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	1	Debt	Northwest Natural Holding Company Debt Securities	Rule 457(r)	0	0	0	0	0	0	0	0	0
Fees to Be Paid	2	Debt	Northwest Natural Holding Company Junior Subordinated Debentures	Rule 457(r)	0	0	0	0	0	0	0	0	0
Fees to Be Paid	3	Equity	Northwest Natural Holding Company Preferred Stock, no par value	Rule 457(r)	0	0	0	0	0	0	0	0	0
Fees to Be Paid	4	Equity	Northwest Natural Holding Company Common Stock, no par value	Rule 457(r)	0	0	0	0	0	0	0	0	0
Fees to Be Paid	5	Debt	Northwest Natural Gas Company Debt Securities	Rule 457(r)	0	0	0	0	0	0	0	0	0
Fees to Be Paid	6	Equity	Northwest Natural Gas Company Preferred Stock, no par value	Rule 457(r)	0	0	0	0	0	0	0	0	0
Fees Previously Paid					0	0	0	0	0	0	0	0	0
Carry Forward Securities
Carry Forward Securities	7	Equity	Northwest Natural Holding Company Common Stock, no par value (for issuance under the Northwest Natural Holding Company Dividend Reinvestment and Direct Stock Purchase Plan)	415(a)(6)	285,060					S-3	333-258792	08/13/2021	$2,721.46
		Total Offering Amount							$ 0.00
		Total Fees Previously Paid							$ 0.00
		Total Fee Offsets							$ 0.00
		Net Fee Due							$ 0.00

Table of Contents
Offering Notes

1
An unspecified aggregate offering of the securities is being registered as may from time to time be offered by the registrant at unspecified prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“
Securities Act
”), this Registration Statement also covers any additional securities that may be offered or issued hereunder as a result of stock splits, stock dividends or similar transactions. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee and will pay any applicable registration fees on a “pay as you go” basis.

2	Please see offering note (1).

3	Please see offering note (1).

4	Please see offering note (1).

5	Please see offering note (1).

6	Please see offering note (1).

7
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include 285,060 unsold shares of Northwest Natural Holding Company’s common stock (“
Unsold Shares
”), 35,060 of which were previously registered by Northwest Natural Holding Company pursuant to a registration statement on Form
S-3
(Registration
No. 333-227662),
which was automatically effective on October 2, 2018 (the “
Initial Registration Statement
”) and all of the Unsold Shares were subsequently registered pursuant to a registration statement on Form
S-3
(Registration
No. 333-258792),
which was automatically effective on August 13, 2021 (the “
Second Registration Statement
”). Accordingly, no registration fee is due for registration of the Unsold Shares hereunder. The Unsold Shares may be issued under the Northwest Natural Holding Company Dividend Reinvestment and Direct Stock Purchase Plan. In connection with the registration of the Unsold Shares on the Initial Registration Statement, Northwest Natural Holding Company previously paid filing fees of $3,359.66. The total registration fee associated with the registering the Unsold Shares under the Second Prospectus Supplement was $2,721.46 (the “
Second Fee
”), which was satisfied by offsetting $1,842.41 of the unused registration fee from the Initial Prospectus Supplement and a contemporaneous fee payment of the balance of $879.05. The entirety of the Second Fee will continue to be applied to the Unsold Shares. In accordance with Rule 415(a)(6), the offering of the Unsold Shares registered under the Second Registration Statement will be terminated as of the date of effectiveness of this Registration Statement.

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional securities that may be offered or issued hereunder as a result of stock splits, stock dividends or similar transactions.

2